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                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





To K-Tron International, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-7921, 33-8043, 33-39039, 33-39040, and 2-72898.


                                                  /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pa
  March 28, 1996